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                         NON-NEGOTIABLE PROMISSORY NOTE

                                                             New York, New York
$2,200,000                                                     January 29, 1999

            FOR VALUE RECEIVED, the undersigned, John D. Thompson (the "Borrower"), hereby promises to pay to Nextel Partners, Inc. (the "Company"), on the Maturity Date, the principal sum of Two Million Two Hundred Thousand Dollars ($2,200,000), without interest, in Acceptable Consideration, on the terms and subject to the conditions herein set forth.

            As used herein, the following terms have the following meanings:

            "Acceptable Consideration" means (i) lawful money of the United States of America, (ii) shares of Class A Common Stock, par value $.001 per share, of the Company, valued for such purpose at Fair Market Value, or (iii) any combination of the foregoing, in any case as the Borrower may elect in his sole discretion.

            "Fair Market Value" has the meaning specified in, and shall be determined (as of a date no more than ten days prior to the Maturity Date) in accordance with, the Purchase Agreement.

            "Maturity Date" means the later of January 29, 2003 and the date on which Fair Market Value is finally determined in accordance with the Purchase Agreement.

            "Purchase Agreement" means the Restricted Stock Purchase Agreement, dated as of November 20, 1998, as amended, between the Borrower and the Company.

            The Borrower's obligation to pay the principal amount of this Note is secured by the collateral specified in the Pledge Agreement of even date herewith between the Borrower and the Company. The holder of this Note shall not setoff and apply against the Borrower's obligation to pay the principal hereof any other obligations of the holder or its affiliates owing to the Borrower.

            This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to choice of law principles. This Note and the Pledge Agreement referred to above embody the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior oral and written agreements, arrangements and understandings of the parties with respect to such subject matter. No amendment or modification of this Note shall be effective unless the same shall be in writing and signed by the Borrower and the holder hereof.


                                                       /s/ John D. Thompson
                                                       ------------------------
                                                       John D. Thompson